EXHIBIT (p)(13)


                        SMITH ASSET MANAGEMENT GROUP, LP

                                 CODE OF ETHICS

                                     Version
                                August 24, 2006

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   This Manual Is The Property Of Smith Asset Management Group, LP And Must Be
    Returned To The Company Should An Employee's Association With The Company Terminate For Any Reason. The Contents Of This Manual Are Confidential, And
 Should Not Be Revealed To Third Parties Without The Prior Approval Of The Chief
                 Executive Officer Or Chief Compliance Officer.
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Smith Asset Management Group, L.P.                                Code of Ethics
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TABLE OF CONTENTS

                                                                            PAGE

1.     CODE OF ETHICS ....................................................     3

    1.1.   ACCESS PERSON .................................................     3

    1.2.   STANDARDS OF BUSINESS CONDUCT .................................     3

2.     PERSONAL SECURITIES TRANSACTIONS ..................................     4

    2.1.   PERSONAL SECURITIES TRANSACTIONS REPORTING REQUIREMENTS .......     5

    2.2.   ACCESS PERSON TRADE RESTRICTIONS ..............................     7

    2.3.   REPORTING REQUIREMENTS ........................................     8

    2.4.   CONFIDENTIALITY ...............................................     8

    2.5.   ADDITIONAL RESTRICTIONS ON CERTAIN ACCESS PERSONS' PERSONAL
             TRADING .....................................................     9

3.     INSIDER INFORMATION ...............................................     9

    3.1.   INSIDER TRANSACTIONS ..........................................     9

    3.2.   USE OF NON-PUBLIC INFORMATION REGARDING A SMITH GROUP CLIENT ..    10

4.     GIFTS, DIRECTORSHIPS AND REGULATORY REQUIREMENTS ..................    10

    4.1.   GIFTS .........................................................    10

    4.2.   DIRECTORSHIPS AND OTHER OUTSIDE EMPLOYMENT ....................    11

    4.3.   REGULATORY REQUIREMENTS .......................................    11

5.     ENFORCEMENT OF THE CODE ...........................................    11

    5.1.   CHIEF COMPLIANCE OFFICER'S DUTIES AND RESPONSIBILITIES ........    11

    5.2.   CODE VIOLATIONS ...............................................    12

    5.3.   ANNUAL WRITTEN REPORTS TO SENIOR MANAGEMENT ...................    12

    5.4.   EFFECTIVE DATE OF THE CODE ....................................    12

APPENDIX A: DEFINITIONS ..................................................    13

EXHIBITS

ACKNOWLEDGEMENT AND CERTIFICATION ........................................    16

QUARTERLY PERSONAL SECURITIES TRANSACTIONS REPORT ........................    17

INITIAL HOLDINGS REPORT ..................................................    18

ANNUAL HOLDINGS REPORT ...................................................    19

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Smith Asset Management Group, L.P.                                Code of Ethics
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1.    CODE OF ETHICS

      Smith Asset Management Group, L.P. ("SMITH GROUP"), an investment adviser registered under the Investment Advisers Act of 1940 ("ADVISERS ACT"), adopts this CODE OF ETHICS and Policy ON PERSONAL SECURITIES TRANSACTIONS AND INSIDER INFORMATION (the "CODE"). Definitions of UNDERLINED TERMS are included in Appendix A.

      The Code is applicable to the following individuals (each, an "ACCESS PERSON"):

                  o     all employees, directors and officers of Smith Group.

      Smith Group is committed to maintaining the highest ethical standards in connection with the management of Smith Group. The Code reflects Smith Group's view on dishonesty, self-dealing, conflicts of interest and trading on material, NON-PUBLIC INFORMATION, which will not be tolerated. Each Access Person is required to read the Code annually and to certify that he or she has complied with its provisions and with the reporting requirements. Acknowledgement of and compliance with the Code are conditions of employment.

      Any person who has any question regarding the applicability of the Code or the related prohibitions, restrictions and procedures or the propriety of any action, is urged to contact Blake H. Estess, Smith Group's Chief Compliance Officer (the "CHIEF COMPLIANCE OFFICER").

1.1.  ACCESS PERSON

      Because all Access Persons of Smith Group may at some time have access to or obtain investment information, Smith Group designates all of its employees as Access Persons subject to the requirements of the Code.

      As an Access Person, you are required to report quarterly all transactions in any securities in which you or any of your FAMILY MEMBERS has any direct or indirect BENEFICIAL OWNERSHIP.

      Notwithstanding the foregoing, you will not be required to make a report with respect to transactions effected for, and securities held in, any account over which neither you nor any FAMILY MEMBER has any direct or indirect influence or control.

1.2.  STANDARDS OF BUSINESS CONDUCT

      o Duty of loyalty to the Smith Group and its clients, which requires that Access Persons act for the best interests of the Smith Group and its clients and always place the Smith Group and clients' interests first and foremost.

      o Access Persons must avoid actions or activities that allow (or appear to allow) them or their Family Members to profit or benefit from their relationships with the Smith Group and its clients, or that bring into question their independence or judgment.

      o     Access Persons must always observe the highest standards of business
            conduct  and  act  in  accordance   with  all  applicable  laws  and
            regulations.

      o Access Persons must report any violations of this Code of Ethics promptly to the Chief Compliance Officer.

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Smith Asset Management Group, L.P.                                Code of Ethics
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      o     Access  Persons  cannot,  in  connection  with the purchase or sale, directly or indirectly, of a SECURITY HELD OR TO BE ACQUIRED by any Smith Group client:

            o employ any device, scheme or artifice to defraud any Smith Group client;

            o make to a Smith Group client any untrue statement of a material fact or omit to state to a Smith Group client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

            o engage in any act, practice or course of business which would operate as a fraud or deceit upon any Smith Group client; or

            o engage in any manipulative practice with respect to any Smith Group client.

      o Access Persons cannot engage in any inappropriate trading practices. Access Persons must comply with the share trading policies of all mutual funds in which they invest.

      o Access Persons cannot cause or attempt to cause any Smith Group client to purchase, sell, or hold any SECURITY in a manner calculated to create any personal benefit to the Access Person. No Access Person shall recommend any SECURITIES transactions for a Smith Group client without having disclosed his or her interest, if any, in such SECURITIES or the issuer thereof, including, without limitation:

            o his or her direct or indirect beneficial ownership of any securities of such issuer;

            o     any position with such issuer or its affiliates; and

            o any present or proposed business relationship between such issuer or its affiliates and the Access Person or any party in which the Access Person has a significant interest.

2.    PERSONAL SECURITIES TRANSACTIONS

      The personal transactions and investment activities of employees of investment advisory firms are the subject of various federal securities laws, rules and regulations. Access Persons must accomplish all personal securities transactions in a manner that avoids a conflict between their personal interests and those of the Smith Group and its clients. When Access Persons invest for their own accounts, conflicts of interest may arise between the Smith Group client's and the Access Person's interests. The conflicts may include:

            o Taking an investment opportunity from a Smith Group client for an Access Person's own portfolio

            o Using an Access Person's advisory position to take advantage of available investments

            o Front running, which may be an Access Person trading before making Smith Group client transactions

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Smith Asset Management Group, L.P.                                Code of Ethics
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            o     Taking  advantage of  information  or using Smith Group client portfolio assets to have an effect on the market that may be used to the Access Person's benefit

2.1.  PERSONAL SECURITIES TRANSACTIONS REPORTING REQUIREMENTS

      INITIAL AND ANNUAL HOLDINGS REPORTS: All Access Persons are required to report brokerage accounts and holdings (subject to Code requirements) within 10 days of employment, with information current as of a date no more than 45 days prior to employment, and annually. Annual reports must be submitted by December 31 of each year and the information contained in an annual report must be current as of a date no more than 45 days before the report is submitted. An Access Person's brokerage account statement may be submitted in lieu of a separate initial or annual holdings report. The holdings report must contain the following:

                  a)    title and exchange ticker symbol or CUSIP number;


                  b) number of shares or principal amount of the SECURITY involved;

                  c)    type of SECURITY;

                  d) name of the broker-dealer or bank that maintained the account; and

                  e)    the date the report is submitted by the Access Person.

      QUARTERLY TRANSACTIONS REPORTS: Smith Group requires that all Access Persons report on a quarterly basis any transaction in a SECURITY over which the Access Person had, or as a result of the transaction acquired, any direct or indirect BENEFICIAL OWNERSHIP. A record of every transaction in a SECURITY is required with the following information to be maintained:

                  a)    title and exchange ticker symbol or CUSIP number;

                  b) number of shares or principal amount of the security involved;

                  c)    interest rate and maturity date (if applicable);

                  d)    date of the transaction;

                  e)    nature of the transaction (PURCHASE OR SALE);

                  f)    price at which the trade was effected;

                  g) name of the broker-dealer or bank that executed the transaction; and

                  h)    the date the report is submitted by the Access Person.

      In addition, if during the quarter an Access Person establishes a new account in which any securities are held for his or her BENEFICIAL INTEREST, the Access Person must provide the following information as part of his her quarterly report:

                  a) name of the broker-dealer or bank with whom the Access Person established the account

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Smith Asset Management Group, L.P.                                Code of Ethics
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                  b)    the date the account was established; and

                  c)    the date the report is submitted by the Access Person.

      401(k) TRANSACTIONS: YOU ARE REQUIRED TO REPORT EXCHANGES AND TRANSFERS
                           WITHIN YOUR 401(k) PLAN, BUT NOT AUTOMATIC
                           INVESTMENTS.

      The attached form (See Page 17) should be used to record quarterly transaction information. It is required by federal law to be submitted NOT LATER THAN 30 DAYS after the calendar quarter in which effected. If the thirtieth day falls on a weekend or a holiday, the report is due the business day immediately preceding this deadline. Please forward the report to the Chief Compliance Officer. IF THERE ARE NO ACTIVITIES FOR THE QUARTER, A REPORT INDICATING SUCH IS STILL REQUIRED.

      EXCEPTIONS TO REPORTING

            (1)   You are not required to detail or list the following  items on
                  your  initial  and  annual  holdings   reports  and  quarterly
                  transactions reports:

                  (A) Purchases or sales effected for any account over which you have no direct or indirect influence or control;

                  (B)   Transactions   effected   pursuant   to   an   automatic
                        investment plan; and

                  (C)   Purchases or sales of any of the following securities:

                        o     Direct obligations of the U.S. government;

                        o Banker's acceptances, bank certificates of deposit, commercial paper and HIGH QUALITY SHORT-TERM DEBT INSTRUMENTS, including repurchase agreements;

                        o shares issued by money market funds, whether affiliated or non-affiliated; and

                        o shares issued by open-end investment companies, other than shares of an AFFILIATED FUND.

            (2) An Access Person need not submit a quarterly transactions report to Smith Group if all the information in the report would duplicate information contained in brokerage account statements received by Smith Group NOT LATER THAN 30 DAYS after the calendar quarter.

      ACKNOWLEDGEMENT AND CERTIFICATION: All Access Persons must sign this form (See Page 15) on an annual basis to comply with Smith Group's policies and procedures. New employees must also furnish this on their date of hire.

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Smith Asset Management Group, L.P.                                Code of Ethics
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2.2.  ACCESS PERSON TRADE RESTRICTIONS

      Each trade of an Access Person is subject to the following restrictions:

      INTERESTS IN SG PRIVATE FUNDS

      Interests in the SG PRIVATE FUNDS may be purchased, sold, transferred or redeemed by Access Persons and their FAMILY MEMBERS only with the prior written approval of the Chief Compliance Officer.

      BLACKOUT PERIODS

                  (A) An Access Person cannot purchase or sell, directly or indirectly, any SECURITY in which the person had (or by reason of the transaction acquires) any BENEFICIAL OWNERSHIP and where such person knew, at the time of such purchase or sale, that the SECURITY:

                        o is BEING CONSIDERED FOR PURCHASE OR SALE by Smith Group on behalf of its clients; or

                        o is BEING PURCHASED OR SOLD by Smith Group on behalf of its clients.

                  (B) An Access Person cannot purchase or sell, directly or indirectly, any SECURITY in which the person had (or by reason of such transaction acquires) any BENEFICIAL OWNERSHIP at any time within 7 calendar days before or after

                        o the time that the same (or a related) SECURITY IS BEING PURCHASED OR SOLD by any Smith Group client portfolio the person manages or for which such person trades, or

                        o the person has issued an investment recommendation regarding that (or a related) SECURITY.

      EXCEPTIONS TO BLACKOUT PERIODS

      The Blackout Periods shall not apply to:

                  (A) purchases or sales of any SECURITIES that are not eligible for purchase or sale by any Smith Group client;

                  (B)   purchases or sales which are non-volitional;

                  (C) purchases which are part of an automatic dividend investment plan;

                  (D) purchases which are effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from the issuer, and sales of such rights; or

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Smith Asset Management Group, L.P.                                Code of Ethics
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                  (E)   sales that are  affected  pursuant to a tender  offer or
                        similar transaction involving an offer to acquire all or a significant portion of a class of securities.

                  (F) purchases, sales, redemptions or transfers of interest in the SG PRIVATE FUNDS

      The trading of securities by the SG PRIVATE FUNDS is addressed in the Smith Group Trade Rotation Policy, and not by this Code.

2.3.  REPORTING REQUIREMENTS

      The following table summarizes some of the reporting requirements. Reporting requirements in other types of SECURITIES may be confirmed with the Chief Compliance Officer.

                  SECURITY TYPE                              QUARTERLY REPORTING
                  -------------                              -------------------

                  Corporate Debt Transactions                        Yes

                  Equity Transactions                                Yes

                  Government Bond                                    No

                  Money Market Funds (affiliated and                 No
                  non-affiliated)

                  Municipal Bond                                     Yes

                  Short Term / Cash Equivalents                      No

                  SPP / DRIPS* -- automatic purchases                No

                  US Treasury / Agencies                             No

                  Non-affiliated open-end investment                 No
                  companies

                  Smith Group Advised or Sub-advised mutual          Yes
                  funds (other than money market funds)

                  SG PRIVATE FUNDS                                   Yes

                  Exchange Traded Funds                              Yes

            * Sales of stocks from SPP or DRIPs: Please notify Compliance in writing of sale and include transactions in any reports.

2.4.  CONFIDENTIALITY

      Smith Group will endeavor to keep all reports of personal securities transactions, holdings and any other information filed pursuant to this Code confidential. Access Persons' reports and information submitted in connection with this Code will be kept in a file cabinet, and access will be limited to appropriate Smith Group personnel (Compliance and/or Senior Management); provided, however, that such information also may be subject to review by legal counsel, government authorities, Smith Group clients or others if required by law or court order.

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Smith Asset Management Group, L.P.                                Code of Ethics
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2.5.  ADDITIONAL RESTRICTIONS ON CERTAIN ACCESS PERSONS' PERSONAL TRADING

      *ONLY ACCESS PERSONS WHO MEET THE DEFINITION OF INVESTMENT PERSON AS DEFINED IN APPENDIX A TO THE CODE, MUST COMPLY WITH THIS SUB-SECTION. IF YOU ARE SUCH AN ACCESS PERSON, THE CHIEF COMPLIANCE OFFICER WILL NOTIFY YOU OF YOUR STATUS IN WRITING.

      The following are Smith Group's additional restrictions on INVESTMENT PERSON personal trading:

      RESTRICTED INVESTMENTS

      ------------------------------------------------------------------------------------------------------
      SECURITY TYPE                      PURCHASE                         SALE
      ------------------------------------------------------------------------------------------------------
      INITIAL PUBLIC OFFERINGS (IPOS)    PROHIBITED*                      PERMITTED - If SECURITY held prior
                                                                          to Smith Group employment, sale
      (An IPO is a corporation's first                                    permitted subject to advance
      offering of a SECURITY                                              written approval by the Chief
      representing shares of the                                          Compliance Officer.
      company to the public.)

      ------------------------------------------------------------------------------------------------------

      LIMITED OFFERINGS**                PERMITTED - Subject to advance   PERMITTED - If SECURITY held prior
                                         written approval by the Chief    to Smith Group employment, sale
      (A limited offering is an offer    Compliance Officer.              permitted subject to advance
      or sale of any SECURITY by a                                        written approval by the Chief
      brokerage firm not involving a                                      Compliance Officer.
      public offering, for example, a
      venture capital deal.)

      ------------------------------------------------------------------------------------------------------

      * FAMILY MEMBERS OF INVESTMENT PERSONS MAY PARTICIPATE IN IPOS OF THEIR EMPLOYERS WITH THE PRIOR WRITTEN APPROVAL OF THE CHIEF COMPLIANCE OFFICER.

      ** THE RESTRICTION REGARDING LIMITED OFFERINGS DOES NOT APPLY TO THE SG PRIVATE FUNDS, PURCHASES, SALES, TRANSFERS AND REDEMPTIONS OF WHICH ARE SUBJECT TO THE PRIOR WRITTEN APPROVAL OF THE CHIEF COMPLIANCE OFFICER.

3.    INSIDER INFORMATION

      The Insider Trading and Securities Fraud Enforcement Act of 1988 requires Smith Group to establish, maintain and enforce written policies and procedures designed to prevent the misuse of material, NON-PUBLIC INFORMATION by its officers and employees. Among these policies and procedures are ones that restrict access to files likely to contain
      NON-PUBLIC INFORMATION, that provide for continuing education programs concerning insider trading, that require restricting or monitoring trading in securities about which Access Persons might possess NON-PUBLIC INFORMATION, and that require monitoring and reviewing trading for Smith Group and Access Persons.

3.1.  INSIDER TRANSACTIONS

      Smith Group considers information MATERIAL if there is a substantial likelihood that a reasonable investor would consider it important in deciding how to act. Information is considered NON-PUBLIC when it has not been disseminated in a manner making it available to investors generally. Information becomes public once it is publicly disseminated; limited disclosure does not make the information public (i.e., disclosure by an insider to a select group of persons).

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Smith Asset Management Group, L.P.                                Code of Ethics
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      Smith Group generally  defines insider trading as the buying or selling of a SECURITY, in breach of a fiduciary duty or other relationship of trust and confidence, while in possession of material, NON-PUBLIC INFORMATION. Insider trading is a violation of federal securities laws, punishable by a prison term and significant monetary fines for the individual and investment adviser.

      o TIPPING of material, NON-PUBLIC INFORMATION is PROHIBITED. An Access Person may not tip a trade, either personally or on behalf of others, while in possession of such information.

      o     FRONT RUNNING  involves  trading ahead of a Smith Group client order in the same SECURITY on the basis of NON-PUBLIC INFORMATION regarding impending market transactions. FRONT RUNNING is PROHIBITED; PROVIDED, HOWEVER, that the trading in securities by the SG PRIVATE FUNDS is not subject to the policies in the Code regarding front running. Trading in securities by the SG PRIVATE FUNDS is governed by Smith Group's Trade Rotation Policy.

      o SCALPING is PROHIBITED. SCALPING occurs when an Access Person purchases shares of a SECURITY for his/her own account prior to recommending/buying that SECURITY for Smith Group client and then immediately selling the shares at profit upon the rise in the market price following the recommendation/purchase.

3.2.  USE OF NON-PUBLIC INFORMATION REGARDING A SMITH GROUP CLIENT

      No Access Person Shall:

      o Disclose to any other person, except to the extent permitted by law or necessary to carry out his or her duties as an Access Person and as part of those duties, any NON-PUBLIC INFORMATION regarding any Smith Group client portfolio, including any SECURITY holdings or transactions of a Smith Group client, any SECURITY recommendation made to a Smith Group client, and any SECURITY transaction by or under consideration by or for a Smith Group client, including information about actual or contemplated investment decisions.

      o Use any NON-PUBLIC INFORMATION regarding any Smith Group client portfolio in any way that might be contrary to, or in competition with, the interest of such Smith Group client.

      o Use any NON-PUBLIC INFORMATION regarding any Smith Group client in any way for personal gain.

4.    GIFTS, DIRECTORSHIPS AND REGULATORY REQUIREMENTS

4.1.  GIFTS

      Smith Group follows the CFA Institute standards for limitations regarding the receipt of gifts. Employees must use reasonable care and judgment to achieve and maintain independence and objectivity in their professional activities. Employees must not offer, solicit, or accept any gift, benefit, compensation, or consideration that could be reasonably expected to compromise their own or another's independence and objectivity. Employees must not accept gifts, benefits, compensation, or consideration that competes with, or might reasonably be expected to create a conflict of interest with, Smith Group or its clients' interests unless they obtain written consent from Smith Group senior management.

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4.2.  DIRECTORSHIPS AND OTHER OUTSIDE EMPLOYMENT

      Smith Group follows the CFA Institute standards for requirements regarding directorships and other outside employment. Employees must place Smith Group and its clients' interests before their own and not deprive Smith Group and its clients of the advantage of their skills and abilities, divulge confidential information, or otherwise cause harm to Smith Group and its clients.

4.3.  REGULATORY REQUIREMENTS

      The Securities and Exchange Commission ("SEC") considers it a violation of general antifraud provisions of federal securities laws whenever an investment adviser, such as Smith Group, engages in fraudulent, deceptive or manipulative conduct. As a fiduciary with respect to client assets, Smith Group cannot engage in activities that would result in conflicts of interests (i.e., front-running or scalping).

      The SEC can censure, place limitations on the activities, functions, or operations of, suspend for a period not exceeding twelve months, or revoke the registration of any investment adviser based on a:

            o Failure to reasonably supervise, with a view to preventing violations of the provisions of the federal securities laws, an employee or an Access Person who commits such a violation.

      However, no manager shall be deemed to have failed reasonably to supervise any person, if:

                  a) there have been established procedures, and a system for applying such procedures, which would reasonably be expected to prevent and detect, insofar as practicable, any such violation by such other person; and

                  b) such manager has reasonably discharged the duties and obligations incumbent upon him or her by reason of such procedures and system without reasonable cause to believe that such procedures and system were not complied with.

5.    ENFORCEMENT OF THE CODE

      The Chief Compliance Officer has several responsibilities to fulfill in enforcing the Code. Some of these responsibilities are summarized below.

5.1.  CHIEF COMPLIANCE OFFICER'S DUTIES AND RESPONSIBILITIES

      The Chief Compliance Officer:

            o will provide each Access Person with a copy of the Code and any amendments thereto;

            o shall notify each person in writing who becomes an Access Person and/or INVESTMENT PERSON of Smith Group and who is required to report under the Code of his or her reporting requirements no later than 10 business days before the first quarter in which such person is required to begin reporting;

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            o     shall notify each person in writing who becomes an  INVESTMENT
                  PERSON of Smith Group and who is subject to the  provisions of
                  Section 2.5 of this Code;

            o     will,  on a quarterly  basis,  compare all  reported  personal
                  securities   transactions   with  each  Smith  Group  client's
                  completed portfolio transactions; and

            o will submit his or her own reports, as may be required pursuant to the Code, to an alternate Chief Compliance Officer who shall fulfill the duties of the Chief Compliance Officer with respect to the Chief Compliance Officer's reports. If a securities transaction of the Chief Compliance Officer is under consideration, the Chief Operating Officer of Smith Group will act as the alternate Chief Compliance Officer for purposes of this Section 5.1.

5.2.  CODE VIOLATIONS

      If you violate the provisions of the Code, Smith Group has the right to impose on you one or more of the following penalties as it may deem appropriate:

            o     censure you;

            o     notify your manager and/or Human Resources of the violation;

            o suspend your authority to act on behalf of Smith Group as an officer, if applicable; and

            o recommend specific sanctions, such as suspension from work for a period of time without pay, reductions in leave, elimination of your bonus, disgorgement of profits, imposition of fines and termination of employment at Smith Group.

            NOTE: BOTH THE VIOLATION AND ANY IMPOSED SANCTION WILL BE BROUGHT BEFORE SMITH GROUP SENIOR MANAGEMENT.

5.3.  ANNUAL WRITTEN REPORTS TO SENIOR MANAGEMENT

      At least annually, the Chief Compliance Officer will provide WRITTEN reports to senior management as follows:

      ISSUES ARISING UNDER THE CODE. The reports must describe any issue(s) that arose during the previous year under the Code or procedures related thereto, including any material Code or procedural violations, and any resulting sanction(s). The Chief Compliance Officer may report to senior management more frequently as he or she deems necessary or appropriate, and shall do so as requested by senior management.

5.4.  EFFECTIVE DATE OF THE CODE

      The Code is effective August 24, 2006 and supersedes any prior versions of the Code.

--------------------------------------------------------------------------------
                                       12

Smith Asset Management Group, L.P.                                Code of Ethics
--------------------------------------------------------------------------------

                                   APPENDIX A
                                   DEFINITIONS

GENERAL NOTE

THE DEFINITIONS AND TERMS USED IN THE CODE ARE INTENDED TO MEAN THE SAME AS THEY DO UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED ("1940 ACT"), AND THE OTHER FEDERAL SECURITIES LAWS. IF A DEFINITION HEREUNDER CONFLICTS WITH THE DEFINITION IN THE 1940 ACT OR OTHER FEDERAL SECURITIES LAWS, OR IF A TERM USED IN THE CODE IS NOT DEFINED, YOU SHOULD FOLLOW THE DEFINITIONS AND MEANINGS IN THE 1940 ACT OR OTHER FEDERAL SECURITIES LAWS, AS APPLICABLE.

AFFILIATED FUND means any investment company registered under the 1940 Act (other than a money market fund) for which Smith Group serves as investment adviser or sub-adviser.

Automatic investment plan means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

BENEFICIAL OWNERSHIP is interpreted in this Code in the same manner as it would be in determining whether a person is subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except that the determination of such ownership applies to all securities. You should generally consider yourself the "beneficial owner" of any securities in which you have a direct or indirect PECUNIARY INTEREST.

Using the above definition as a broad guideline, the ultimate determination of beneficial ownership will be made in light of the facts of the particular case. Key factors are the degree of your ability to exercise discretion to invest in, sell or exercise voting rights of the security, and your ability to benefit from the proceeds of the security.

FAMILY MEMBER includes adoptive relationships and means any of the following persons who reside in your household:

           child               grandparent            son-in-law
           stepchild           spouse                 daughter-in-law
           grandchild          sibling                brother-in-law
           parent              mother-in-law          sister-in-law
           stepparent          father-in-law

HIGH QUALITY SHORT-TERM DEBT INSTRUMENT means any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization (E.G., Moody's Investors Service).

INVESTMENT PERSON means any of the following individuals:

      o any Access Person who has access to non-public information regarding any Smith Group PURCHASE OR SALE OF SECURITIES, or information regarding the portfolio holdings of any Smith Group client, not to include operations, administrative and business development personnel;

      o     any   Access   Person   who  is   involved   in  making   securities
            recommendations   to  the  Smith  Group,   or  has  access  to  such
            recommendations that are non-public;

--------------------------------------------------------------------------------
                                       13

Smith Asset Management Group, L.P.                                Code of Ethics
--------------------------------------------------------------------------------

      o any Access Person of Smith Group who, in connection with his/her regular functions or duties, makes or participates in making recommendations regarding the PURCHASE OR SALE OF SECURITIES by a Smith Group client;

      o any natural person who controls Smith Group and who obtains information concerning recommendations made to a Smith Group client regarding the purchase or sale of SECURITIES by the Smith Group client; and

      o any Access Person otherwise designated by the Chief Compliance Officer in writing that such person is an Investment Person.

IPO (I.E., initial public offering) means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before registration, was not subject to the reporting requirements of Section 13 or
Section 15(d) of the Securities Exchange Act of 1934.

LIMITED OFFERING means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2), Section 4(6), Rule 504, Rule 505 or Rule 506 (E.G., private placements).

NON-PUBLIC INFORMATION means any information that is not generally available to the general public in widely disseminated media reports, SEC filings, public reports, prospectuses, or similar publications or sources.

PECUNIARY INTEREST in a security means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in such SECURITY. As a general rule, you will be regarded as having a pecuniary interest in a security held in the name of your FAMILY MEMBERS. For example, you will likely be deemed to have a pecuniary interest in SECURITIES (including the right to require the exercise or conversion of any derivative security such as an option or warrant, whether or not presently exercisable or convertible) held for:

      o     Your accounts or the accounts of FAMILY MEMBERS

      o A partnership or limited liability company, if you are or a FAMILY MEMBER is a general partner or a managing member

      o A corporation or similar business entity, if you have or share, or a FAMILY MEMBER has or shares, investment control

      o     A trust, if you are or a FAMILY MEMBER is a beneficiary

PURCHASE OR SALE OF A SECURITY includes, among other things, the writing of an option to purchase or sell a security and the purchase, sale, transfer or redemption of an interest in an SG PRIVATE FUND.

SECURITY means the same as it does under Section 2(a)(36) of the Investment Company Act of 1940, except that it does not include direct obligations of the U.S. government; bankers' acceptances; bank certificates of deposit; commercial paper; HIGH QUALITY SHORT-TERM DEBT INSTRUMENTS, including repurchase agreements; shares issued by affiliated or unaffiliated money market funds; or shares issued by open-end investment companies, other than AFFILIATED FUNDS.

A SECURITY HELD OR TO BE ACQUIRED by a Smith Group client (or any portfolio) means: (A) any SECURITY which, within the most recent 15 days (i) is or has been held by the Smith Group client (or any portfolio),

--------------------------------------------------------------------------------
                                       14

Smith Asset Management Group, L.P.                                Code of Ethics
--------------------------------------------------------------------------------

or (ii) is being or has been considered by the Smith Group on behalf of a client (or any portfolio); and (B) any option to purchase or sell, and any security convertible into or exchangeable for, any SECURITY.

A SECURITY is BEING PURCHASED OR SOLD by a Smith Group client (or any portfolio) from the time a purchase or sale program has been communicated to the person who places buy and sell orders for the Smith Group client (or portfolio) until the program has been fully completed or terminated.

A SECURITY is BEING CONSIDERED FOR PURCHASE OR SALE by a Smith Group client (or any portfolio) when a security is identified as such by an investment adviser or sub-adviser to the Smith Group client (or portfolio).

SG PRIVATE FUND is a private investment company advised by Smith Group.

--------------------------------------------------------------------------------
                                       15

                        --------------------------------
                        SMITH ASSET MANAGEMENT GROUP, LP
                        --------------------------------

ACKNOWLEDGEMENT AND CERTIFICATION
--------------------------------------------------------------------------------

I certify that I have received, read, and understand that I am subject to Smith Group's CODE OF ETHICS and POLICY ON PERSONAL SECURITIES TRANSACTIONS AND INSIDER INFORMATION.

In addition to certifying that I will provide complete and accurate reporting as required by the Code and have complied with all requirements of the Code, I certify that I will not:

o Execute any prohibited purchases and/or sales, directly or indirectly, that are outside those permissible by the Code

o Employ any device, scheme or artifice to defraud Smith Group, or any Smith Group client

o Engage in any act, practice or course of business, which operates or would operate as a fraud or deceit upon Smith Group or any Smith Group client

o Make any untrue statement of a material fact, or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they are made, not misleading

o Engage in any manipulative practice with respect to Smith Group or any Smith Group client

o     Trade while in possession of material, non-public information

o     Trade  ahead  of  or  front-run   any   transactions   for  Smith  Group's
      managed/advised accounts

I understand that it is a violation of SEC Rules to fail to submit a record of my personal securities transactions within 30 calendar days of quarter-end.

--------------------------------------------------------------------------------

-----------------------------    -----------------------------
 Signature                        Date

-----------------------------
 Name (Print)

The Acknowledgement and Certification form is due 30 days from the date of receipt. Signed copies must be submitted to the Chief compliance Officer.

--------------------------------------------------------------------------------
                                       16

                        --------------------------------
                        SMITH ASSET MANAGEMENT GROUP, LP
                        --------------------------------

QUARTERLY PERSONAL SECURITIES TRANSACTIONS REPORT
--------------------------------------------------------------------------------

Name of Reporting Person:    __________________________

Calendar Quarter Ended:      __________________________

Date Report Due:             __________________________

Date Report Submitted:       __________________________

SECURITIES TRANSACTIONS

IF YOU HAD NO SECURITIES TRANSACTIONS TO REPORT FOR THE QUARTER, PLEASE CHECK HERE. ___

-----------------------------------------------------------------------------------------------------
                                                 Principal
                                                 Amount,                                 Name of
                                                 Maturity                                Broker,
              Name of                            Date and                                Dealer or
              Issuer and       No. of            Interest Rate                           Bank
Date of       Type of          Shares (if        (if             Type of                 Effecting
Transaction   Security         applicable)       applicable)     Transaction    Price    Transaction
-----------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

SECURITIES ACCOUNTS IF YOU OPENED A SECURITIES ACCOUNT DURING THE QUARTER, PLEASE COMPLETE THE TABLE BELOW.

IF YOU DID NOT OPEN ANY SECURITIES ACCOUNTS DURING THE QUARTER, PLEASE CHECK HERE. ___

---------------------------------------------------------------------------------------------------
Name of Broker, Dealer or Bank     Date Account was Established     Name(s) on and Type of Account
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------

I CERTIFY THAT I HAVE INCLUDED IN THIS REPORT ALL SECURITIES TRANSACTIONS AND ACCOUNTS REQUIRED TO BE REPORTED PURSUANT TO THE CODE OF ETHICS. I FURTHER CERTIFY THAT TO THE BEST OF MY KNOWLEDGE NO SECURITIES TRANSACTIONS REPORTED HEREIN VIOLATE ANY PROVISION OF THE CODE OF ETHICS OR ANY OTHER APPLICABLE FEDERAL SECURITIES LAW OR REGULATION.

--------------------       -------------
Signature                  Date

--------------------------------------------------------------------------------
                                       17

                        --------------------------------
                        SMITH ASSET MANAGEMENT GROUP, LP
                        --------------------------------

INITIAL HOLDINGS REPORT
--------------------------------------------------------------------------------

Name of Reporting Person:               __________________________

Date Person Became Subject to the
   Code's Reporting Requirements:       __________________________
                                                                        [NOTE:  Date person became subject
Information in Report Dated as of:      __________________________      and as of date should be the same.]

Date Report Due:                        __________________________

Date Report Submitted:                  __________________________

SECURITIES HOLDINGS IF YOU HAVE NO SECURITIES HOLDINGS TO REPORT, PLEASE CHECK HERE. ____

--------------------------------------------------------------------------------
                                                           Principal Amount,
                                                           Maturity Date and
Name of Issuer and                     No. of Shares       Interest Rate
Type of Security      Ticker Symbol    (if applicable)     (if applicable)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

SECURITIES ACCOUNTS IF YOU HAVE NO SECURITIES ACCOUNTS TO REPORT, PLEASE CHECK HERE. ____

-----------------------------------------------------------------
Name of Broker, Dealer or Bank    Name(s) on and Type of Account
-----------------------------------------------------------------

-----------------------------------------------------------------

-----------------------------------------------------------------

-----------------------------------------------------------------

-----------------------------------------------------------------

I CERTIFY THAT I HAVE INCLUDED IN THIS REPORT ALL SECURITIES TRANSACTIONS AND ACCOUNTS REQUIRED TO BE REPORTED PURSUANT TO THE CODE OF ETHICS. I FURTHER CERTIFY THAT TO THE BEST OF MY KNOWLEDGE NO SECURITIES TRANSACTIONS REPORTED HEREIN VIOLATE ANY PROVISION OF THE CODE OF ETHICS OR ANY OTHER APPLICABLE FEDERAL SECURITIES LAW OR REGULATION.

--------------------       -------------
Signature                  Date

--------------------------------------------------------------------------------
                                       18

                        --------------------------------
                        SMITH ASSET MANAGEMENT GROUP, LP
                        --------------------------------

ANNUAL HOLDINGS REPORT
--------------------------------------------------------------------------------

Name of Reporting Person:               __________________________
                                                                        [NOTE:  Information should be
                                                                        dated no more than 45 days
Information in Report Dated as of:      __________________________      before report is submitted.]

Date Report Due:                        __________________________

Date Report Submitted:                  __________________________

Calendar Year Ended:  December 31, ___

SECURITIES HOLDINGS IF YOU HAVE NO SECURITIES HOLDINGS TO REPORT, PLEASE CHECK HERE. ____

--------------------------------------------------------------------------------
                                                           Principal Amount,
                                                           Maturity Date and
Name of Issuer and                     No. of Shares       Interest Rate
Type of Security      Ticker Symbol    (if applicable)     (if applicable)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

SECURITIES ACCOUNTS IF YOU HAVE NO SECURITIES ACCOUNTS TO REPORT, PLEASE CHECK HERE. ____

--------------------------------------------------------------------------------
                                Date Account
Name of Broker, Dealer or Bank  was Established   Name(s) on and Type of Account
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

I CERTIFY THAT I HAVE INCLUDED IN THIS REPORT ALL SECURITIES TRANSACTIONS AND ACCOUNTS REQUIRED TO BE REPORTED PURSUANT TO THE CODE OF ETHICS. I FURTHER CERTIFY THAT TO THE BEST OF MY KNOWLEDGE NO SECURITIES TRANSACTIONS REPORTED HEREIN VIOLATE ANY PROVISION OF THE CODE OF ETHICS OR ANY OTHER APPLICABLE FEDERAL SECURITIES LAW OR REGULATION.

--------------------       -------------
Signature                  Date

--------------------------------------------------------------------------------
                                       19